Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal Fourth Quarter and Full Year 2016 Financial Results

AUSTIN, Texas – December 13, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS), an intellectual property licensing company, reported financial results for its fiscal fourth quarter and year ended October 31, 2016.

On March 22, 2016, Crossroads sold its product business to Canadian-based StrongBox Data Solutions, Inc. The presentation of the company’s quarterly financial results excludes product revenues and expenses, which are now reflected as discontinued operations.

Fiscal Q4 and Full Year 2016 Financial Results

Intellectual property (“IP”) license revenue for the fiscal fourth quarter was $197,000, compared to $207,000 in the same quarter a year ago. Gross profit was $149,000 or 76 percent of revenue, compared to $110,000, or 53 percent of revenue in the same quarter a year ago.

Revenue for the fiscal full year 2016 decreased 36% to $674,000 from $1.0 million in the prior year. The decrease was due to an IP licensing settlement in fiscal year 2015. Gross profit for fiscal year 2016 was $504,000 or 75% of revenue, compared to $706,000 or 68% of revenue in fiscal year 2015.

Fiscal Q4 2016 operating expenses decreased 60% to $1.0 million, compared to $2.6 million in the same period a year ago. Fiscal year 2016 operating expenses decreased 38% to $5.9 million, compared to $9.5 million in the prior year. The decreases were primarily due to reduced employee related costs.

Fiscal Q4 2016 net loss available to common stockholders was $(246,000) or $(0.20) loss per share, compared to a net loss available to common stockholders of $(30,000) or $(0.03) loss per share in the same quarter a year ago. Net loss available to common stockholders for fiscal year 2016 was $982,000 or $(0.80) loss per share, compared to a net loss of $9.3 million or $(9.53) loss per share in fiscal year 2015.

At October 31, 2016, cash, cash equivalents and restricted cash totaled $4.1 million compared to $4.9 million at July 31, 2016.

Management Commentary

Richard K. Coleman, Jr., President and CEO at Crossroads Systems, said, “We are continuing to implement our plans to increase shareholder value by leveraging our patent assets. We are working diligently and patiently with interested potential buyers of our non-’972 patents and remain hopeful for a prompt and positive outcome on the pending appeals of our ’972 patents.”

Conference Call Information

Crossroads will hold a conference call on Tuesday, December 13, 2016 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss the financial results. Richard K. Coleman, Jr., President and CEO, and CFO Jennifer Crane will host the presentation followed by a question and answer period.

Date: Tuesday, December 13, 2016

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Dial-In Number: (888) 240-1347

International: (913) 312-1513

Conference ID: 6057765

To access the live or recorded webcast, visit:

http://edge.media-server.com/m/p/vrabcdkk

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. For those unable to listen to the live call, a webcast replay of the call will be available the day after the call in the Investor Relations section of the Crossroads website.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is an intellectual property licensing company headquartered in Austin, Texas. Founded in 1996 as a product solutions company, Crossroads created some of the storage industry’s most fundamental patents and has licensed patents to more than 50 companies since 2000. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: variations in quarterly results, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the Company’s Investor Relations website at http://www.crossroads.com/investor-information. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

Investor Contact:

Mark Hood

Crossroads Systems

ir@crossroads.com

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share data)

	October 31,	October 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$2,634	$5,314
Restricted cash	1,459	6,478

Total cash, cash equivalents and restricted cash	4,093	11,792

Accounts receivable, net of allowance for doubtful
accounts of $0 and $5, respectively	1,212	656
Current assets of discontinued operations	-	1,544
Prepaid expenses and other current assets	179	218

Total current assets	5,484	14,210

Non-current assets of discontinued operations	-	562
Other assets	120	141

Total assets	$5,604	$14,913

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$339	$1,823
Accrued expenses	637	1,727
Deferred revenue, current portion	1,531	6,343
Current liabilities of discontinued operations	-	1,359
Total current liabilities	2,507	11,252

Non-current liabilities of discontinued operations	-	597
Total liabilities	2,507	11,849

Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 25,000,000 shares authorized,
2,591,257 and 2,791,257 shares issued and outstanding, respectively	3	3
Common stock, $0.001 par value, 75,000,000 shares authorized,
1,225,472 and 1,209,126 shares issued and outstanding, respectively	1	1
Additional paid-in capital	239,835	238,905
Accumulated other comprehensive loss	-	(90)
Accumulated deficit	(236,742)	(235,755)

Total stockholders’ equity	3,097	3,064

Total liabilities and stockholders’ equity	$5,604	$14,913

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended October 31,		Years Ended October 31,
	2016	2015	2016	2015

Revenue:
IP license, royalty and other revenue	$197	$207	$674	$1,045

Cost of revenue:
IP license, royalty and other cost of revenue	48	97	170	339

Gross profit	149	110	504	706

Operating expenses:
General and administrative	1,037	2,617	5,928	9,493

Total operating expenses	1,037	2,617	5,928	9,493

Loss from operations	(888)	(2,507)	(5,424)	(8,787)

Other expense:
Interest expense	-	(62)	-	(384)
Amortization of debt discount and issuance costs	-	(479)	-	(1,001)
Other income	737	3,793	4,749	3,811
Loss from continuing operations	(151)	745	(675)	(6,361)

Discontinued operations:
Loss on discontinued operations	-	(723)	(1,812)	(2,683)
Gain on disposal of discontinued operations	-	-	1,771	-
Gain (loss) from discontinued operations	-	(723)	(41)	(2,683)

Net income (loss)	$(151)	$22	$(716)	$(9,044)

Dividends attributable to preferred stock	$(95)	$(52)	$(266)	$(280)
Net loss available to common stockholders, basic and diluted	$(246)	$(30)	$(982)	$(9,324)

Earnings (loss) per share, basic and diluted:
Discontinued operations	$-	$(0.74)	$(0.03)	$(2.74)
Continuing operations	$(0.05)	$0.81	$(0.33)	$(6.21)
Available to common stockholder	$(0.20)	$(0.03)	$(0.80)	$(9.53)

Weighted average number of common shares
outstanding, basic and diluted	1,225,472	978,692	1,222,747	978,692

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Years Ended October 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(716)	$(9,044)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation from discontinued operations	69	374
Gain on sale of discontinued operations	(915)	-
Amortization of debt discount	-	1,001
Stock-based compensation	685	1,032
Provision for doubtful accounts receivable	(4)	62
Changes in assets and liabilities:
Accounts receivable	478	522
Inventory	54	(82)
Prepaid expenses and other assets	118	165
Accounts payable	(1,379)	477
Accrued expenses	(609)	324
Deferred revenue	(6,049)	6,433
Net cash (used in) provided by operating activities	(8,268)	1,264

Cash flows from investing activities:
Purchase of property and equipment from discontinued operations	(28)	(226)
Proceeds from sale of discontinued operations	853	-
Net cash provided by (used in) investing activities	825	(226)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	-	11,169
Preferred dividends	(133)	-
Repayment of debt	-	(5,328)
Net cash (used in) provided by financing activities	(133)	5,841

Effect of foreign exchange rate on cash and cash equivalents	(123)	(33)
Change in cash and cash equivalents	(7,699)	6,846
Cash, cash equivalents, and restricted cash beginning of period	11,792	4,946
Cash, cash equivalents, and restricted cash end of period	$4,093	$11,792

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$377
Cash paid for income taxes	$4	$1

Supplemental disclosure of non cash financing activities:
Conversion of preferred stock to common stock	$302	$418
Common stock dividends issued to preferred shareholders	$139	$298
Warrants issued with private placement stock	$-	$1,893
Lease incentive received, non-cash addition to fixed assets	$-	$243